EXHIBIT 99.1

                                  News Release

BW Account Number: 1079001

Date:                    February 13, 2004 12:00 P.M., EST
Contact:                 JAMES L. SANER, SR., PRESIDENT & CEO
                         MAINSOURCE FINANCIAL GROUP (812) 663-0157



                    MAINSOURCE FINANCIAL GROUP (NASDAQ, MSFG)
                    Announces Annual Meeting of Shareholders


Greensburg, Indiana (NASDAQ: MSFG) - MainSource Financial Group, announced today that it will hold its Annual Meeting of Shareholders on Wednesday, April 21st, 2004 at 10:00 a.m. The meeting will take place at the Operations Center of MainSource Financial Group located at 1927 Greensburg Crossing, State Road 3 in Greensburg, Indiana. All shareholders are invited to attend.

MainSource Financial Group, Inc., headquartered in Greensburg, Indiana, is listed on the NASDAQ Stock Market (trading symbol: MSFG) and is a community-focused, multi-bank, financial services oriented holding company with assets of $1.4 billion. Through its four banking subsidiaries, First Community Bank and Trust, Bargersville, Indiana; MainSource Bank, Greensburg, Indiana; Regional Bank, New Albany, Indiana; and Capstone Bank, Watseka, Illinois, it operates 51 offices in 21 Indiana counties and seven offices in three Illinois counties. Through its insurance subsidiary, MainSource Insurance, it operates five offices in Indiana as well as one in Owensboro, Kentucky.




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  MainSource Financial Group, Inc., 201 N. Broadway, Greensburg, Indiana 47240